                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                         MERCURY AIR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            MERCURY AIR GROUP, INC.

                                  ___________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  ___________

                          TO BE HELD DECEMBER 12, 1996

To the Shareholders of Mercury Air Group, Inc.:

         NOTICE IS HEREBY GIVEN that an Annual Meeting of the Shareholders (the "Meeting") of Mercury Air Group, Inc. (the "Company") will be held on December 12, 1996 at 10:00 o'clock a.m. Pacific Standard Time at the principal office of the Company located at 5456 McConnell Avenue, Suite 100, Los Angeles, California 90066, for the following purposes:

         1. To elect six directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

         2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Only holders of record of the Company's Common Stock at the close of business on October 25, 1996 which has been fixed as the record date for the Meeting, shall be entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

         Shareholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign, date and return the enclosed proxy to ensure that your shares are represented at the Meeting. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

                                                   Randolph E. Ajer

                                                   Secretary

Los Angeles, California

October 28, 1996

                            MERCURY AIR GROUP, INC.

                             5456 MCCONNELL AVENUE

                                   SUITE 100

                         LOS ANGELES, CALIFORNIA 90066

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 12, 1996

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mercury Air Group, Inc., a New York corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held on December 12, 1996 at 10:00 o'clock a.m. Pacific Standard Time at the principal offices of the Company located at 5456 McConnell Avenue, Suite 100, Los Angeles, California 90066, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders. Copies of solicitation material will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward proxy materials to such beneficial owners. The Company may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

         Proxies duly executed and received in time for the Meeting will be voted at the Meeting in accordance with the instructions on the proxies. Unless previously revoked or unless other instructions are on the proxy, proxies will be voted at the Meeting: (a) for the six director nominees named herein, and
(b) as determined by the persons holding the proxies with regard to all other matters which come before the Meeting.

         The approximate date on which this Proxy Statement and accompanying proxy will first be sent or given to shareholders is October 28, 1996.

                               VOTING SECURITIES

         At the record date for the Meeting, the close of business on October 25, 1996 (the "Record Date"), the Company had outstanding 6,007,721 shares of common stock, par value $0.01 ("Common Stock"). Each shareholder is entitled to one vote for every share of Common Stock standing in his name as of the Record Date. A shareholder who has given a proxy may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company a written notice of revocation, by executing and delivering a subsequent proxy bearing a later date, or by attending the Meeting and voting in person. The presence at the Meeting or any adjournments or postponements thereof, in person or by proxy, of the holders of record of one-third of the shares of Common Stock will constitute a quorum for the transaction of business. Shareholders who either (a) specifically abstained from voting on one or more matters by so marking their ballot or proxy card (abstentions) or (b) are nominees holding shares for beneficial owners who, although they may have voted on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, have not voted on the specific matter in question because they have not received instructions from the beneficial owners with respect to such matter and they do not have discretionary authority with respect thereto (broker non-votes) will be considered as present at the Meeting for purposes of determining whether a quorum exists with respect to all other matters considered at the Meeting. Mr. Seymour Kahn, Chairman of the Board and Chief Executive Officer of the company and the beneficial owner of approximately 25.6% of the outstanding Common Stock, has indicated that he intends to vote for the six director nominees named herein.



                      PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Board of Directors has nominated six individuals for election to the Company's Board of Directors. The solicited proxies may be voted to fill only the six vacancies on the Board of Directors for which nominees are named in this Proxy Statement. Each director elected will hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until the director's earlier death, resignation or removal. All of the nominees are currently directors of the Company previously elected by the shareholders.

         Unless otherwise indicated thereon, all proxies received will be voted in favor of the election of the indicated six nominees of the Board of Directors named below as directors of the Company. Should any of the nominees not remain a candidate for election on the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereunder may be voted for substitute nominees selected by the Board of Directors. Directors shall be elected by a plurality of the votes cast by the Common Stock at the Meeting.

INFORMATION REGARDING NOMINEES

         Listed below are the persons who have been nominated to serve as directors for the ensuing year, together with their ages and all Company positions held by them.

                  NAME               AGE                                     POSITIONS
                  ----               ---                                     ---------
Seymour Kahn                         69         Chairman of the Board and Chief Executive Officer of Mercury
Joseph A. Czyzyk                     49         President, Chief Operating Officer and Director of Mercury and President of
                                                Mercury Air Cargo, Inc. ("Mercury Air Cargo")
Philip J. Fagan, Jr., M.D.           52         Director
Frederick H. Kopko, Jr.              41         Director
William G. Langton                   49         Director
Robert L. List                       59         Director


         Seymour Kahn served as President of Mercury from 1969 until 1989 and has served as Chief Executive Officer and Chairman of the Board of Directors of Mercury since 1974.

         Joseph A. Czyzyk has been President, Chief Operating Officer and a Director of Mercury since November 1994 and President of Mercury Air Cargo since August 1988. Mr. Czyzyk also served as President of Mercury Service, a division of Mercury which sells aviation fuel and provides refueling services for commercial aircraft, from August 1985 until August 1988. Mr. Czyzyk served as an Executive Vice President of Mercury from November 1990 through November 1994. Pursuant to his employment agreement, the Board of Directors will continue to nominate Mr. Czyzyk as a candidate for election to the Board of Directors while Mr. Czyzyk remains employed by Mercury. See "Employment Agreements".

         Philip J. Fagan, Jr., M.D. has been a director of Mercury since September 1989. Dr. Fagan has been the Chief Executive Officer and President of the Emergency Department Physicians Medical Group, Inc. since its inception in 1978. Dr. Fagan has also been President of Fagan Emergency Room Medical Group since its inception in 1989. Both companies are currently located in Burbank, California.

         Frederick H. Kopko, Jr. has been a director of Mercury since October 1992. Mr. Kopko has been a partner in the law firm of McBreen, McBreen & Kopko since January 1990. Mr. Kopko presently serves on the board of directors of Butler International, Inc.

         William G. Langton has been a director of Mercury since August 1993. Mr. Langton has been President and Chief Operating Officer of Southern Air Transport, a provider of a wide range of commercial and supplemental aviation services, for over ten years.

        Robert L. List has been a director of Mercury since 1990. Mr. List is a small business owner in the candy and confection business. From December 1989 to August 1992, Mr. List was President of Yellowstone Environmental Services, Inc. of Phoenix, Arizona, an environmental/engineering consulting firm. Mr. List serves on the board of directors of Pancho's Mexican Buffet, Inc.

         There were four meetings of the Board of Directors of the Company held during fiscal 1996, the period from July 1, 1995 through June 30, 1996.

         The Audit Committee reviews the internal controls of the Company and the objectivity of its financial reporting and meets with appropriate Company financial personnel and the Company's independent public accountants in connection with these reviews. During fiscal 1996, the Audit Committee consisted of Messrs. Kopko and List and Dr. Fagan.

         During fiscal 1996, the Audit Committee met one time.

         The Compensation Committee makes all decisions regarding cash and non-cash compensation (excluding standard employee benefits) paid or given to executive officers of the Company; administers the Company's non-cash employee incentive plans, including stock purchase and stock option grants; negotiates and approves all employment agreements with executive officers; and negotiates and approves all transactions between the Company and its executive officers (whether or not the primary purpose of such transactions are compensatory). During fiscal 1996, the Compensation Committee consisted of Messrs. Kopko and List and Dr. Fagan and met four times.

         The Board does not have a nominating committee or any other committee performing a similar function. During fiscal 1996, each member of the Board of Directors attended at least 75% of the Board meetings and committee meetings for the committees on which he served.

         In order to be elected, a nominee must receive the vote of a plurality of the votes cast by the Common Stock at the meeting. Shares may be voted for or withheld from each nominee. Shares that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the shares voted for directors.

         THE MERCURY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF COMMON STOCK VOTE FOR THE ELECTION OF ALL NOMINEES.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of October 25, 1996, with respect to the ownership of the Company's Common Stock by: (a) each director or director nominee of the Company; (b) each executive officer named in the Summary Compensation Table; (c) the directors, nominees and executive officers of the Company, as a group; and (d) all persons known to the Company to be the beneficial owners of more than five percent of its outstanding Common Stock. As of October 25, 1996, there were 6,007,721 shares of Common Stock outstanding. The stock ownership information includes current shareholdings and shares with respect to which the named individual has the right to acquire beneficial ownership under options exercisable within 60 days.

         NAME AND ADDRESS (1)                                                               SHARES OF COMMON       PERCENT
         --------------------                                                               ----------------       -------
         Seymour Kahn  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,575,254(2)        25.6%
         Joseph A. Czyzyk  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               436,095(3)         7.2%
         Randolph E. Ajer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               152,100(4)         2.5%
         Kevin J. Walsh  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               145,200(5)         2.4%
         William L. Silva  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               151,250(6)         2.5%
         Robert L. List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 4,000(7)       *
          1112 Southard Street
         Key West, FL 33040
         Philip J. Fagan, Jr., M.D.  . . . . . . . . . . . . . . . . . . . . . . . . .                73,600(8)         1.2%
          624A South San Fernando Blvd.
         Burbank, CA 91502
         Frederick H. Kopko, Jr. . . . . . . . . . . . . . . . . . . . . . . . . . . .                41,800(9)       *
          20 North Wacker Drive, Suite 2520
         Chicago, IL 60606
         William G. Langton  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12,100(10)       *

          2255 Kimberly Parkway, East
         Columbus, OH 43232
         Kennedy Capital Management, Inc.  . . . . . . . . . . . . . . . . . . . . . .              434,115(11)         7.2%
          425 N. New Ballas Road #181
         St. Louis, MO 63141-6821
         FMR Corp. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              588,522(12)         9.8%
          82 Devonshire Street
         Boston, Massachusetts 02109
         All directors and executive officers as a group (8 persons) . . . . . . . . .            2,107,399(13)        33.0%


___________

*        Less than one percent.

(1) Unless otherwise indicated in the table, the address for each of the individuals named in the table is 5456 McConnell Avenue, Suite 100, Los Angeles, California 90066.

(2) Includes 912,626 shares held of record by SK Acquisition, Inc., a Delaware corporation wholly-owned by Mr. Kahn ("SKAI"). Also includes 484,000 shares owned by four executive officers of Mercury which SKAI holds a proxy to vote and which are subject to a security interest held by SKAI. See "Certain Transactions." Includes 121,000 shares issuable to Mr. Kahn upon the exercise of options exercisable within

60 days from the date hereof, and 36,300 shares issuable to SKAI upon the exercise of options exercisable within 60 days from the date hereof. Also includes 10,680 shares held of record by Mr. Kahn's wife, as to which Mr. Kahn disclaims beneficial ownership.

(3) Includes 25,168 shares issuable upon exercise of options exercisable within 60 days from the date hereof. Includes 121,000 shares beneficially owned by Mr. Czyzyk for which Mr. Czyzyk has granted a proxy to SKAI and which are subject to pledges. See "Certain Transactions." Includes 4,235 shares held by Mr. Czyzyk, as custodian for his children, and 1,210 shares held by Mr. Czyzyk's spouse's IRA account with respect to which Mr. Czyzyk disclaims beneficial ownership.

(4) Includes 19,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof. Includes 121,000 shares beneficially owned by Mr. Ajer for which Mr. Ajer has granted a proxy to SKAI and which are subject to pledges. See "Certain Transactions."

(5) Includes 24,200 shares issuable upon exercise of options exercisable within 60 days from the date hereof. Includes 121,000 shares beneficially owned by Mr. Walsh for which Mr. Walsh has granted a proxy to SKAI and which are subjected to pledges. See "Certain Transactions."


(6) Includes 30,250 shares issuable upon exercise of options exercisable within 60 days from the date hereof. Includes 121,000 shares beneficially owned by Mr. Silva which Mr. Silva has granted a proxy to SKAI and which are subject to pledges. See "Certain Transactions."

(7) Consists of 4,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(8) Includes 72,600 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(9) Consists of 41,800 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(10) Consists of 12,100 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(11) Based on publicly available information reported on February 13, 1996, as contained in a disclosure document filed by Gerald T. Kennedy for Kennedy Capital Management.

(12) Based on publicly available information reported on February 14, 1996, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is also a beneficial owner of the 588,522 shares as a result of acting as an investment advisor to various investment companies (the "Funds"). In addition, FMR Corp., Edward C. Johnson 3d, and the Funds, each has the sole power to dispose of the 588,522 shares owned by the Funds. Through their ownership of voting common stock and the execution of a shareholder's voting agreement, Abigal P. Johnson and other members of the Johnson family may be deemed to be a controlling group with respect to FMR Corp.

(13) Includes 386,418 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

         Set forth in the table below are the names, ages and positions held by all executive officers of the Company.


             NAME               AGE                                          POSITIONS
             ----               ---                                          ---------
Seymour Kahn                     69         Chairman of the Board and Chief Executive Officer of Mercury
Joseph A. Czyzyk                 49         President, Chief Operating Officer and Director of Mercury and President of
                                            Mercury Air Cargo
Randolph E. Ajer                 43         Executive Vice President, Chief Financial Officer, Secretary and
                                            Treasurer of Mercury
William L. Silva                 46         Executive Vice President of Mercury and Executive Vice President of
                                            Maytag Aircraft Corporation ("Maytag")
Kevin J. Walsh                   46         Executive Vice President

         Executive officers of the Company are elected and serve at the discretion of the Board of Directors. Set forth below is a brief description of the business experience for the previous five years of all executive officers other than Messrs. Kahn and Czyzyk, who are also directors and whose business experiences are described above under the caption "Information Regarding Nominees."

         Randolph E. Ajer has been Chief Financial Officer of Mercury since 1987 and Secretary and Treasurer since May 1985. Mr. Ajer served as a director of Mercury from September 1989 until December 1990. He was appointed an Executive Vice President of Mercury in November 1990.

         William L. Silva served as Director of Operations of Maytag from October 1982 to October 1987 and was appointed Vice President of Maytag in November 1987. Since June 1992, Mr. Silva has been an Executive Vice President of Maytag. Mr. Silva became an Executive Vice President of Mercury in August 1993.

         Kevin J. Walsh served as Vice President and then Senior Vice President of Maytag from 1987 to April 1996. Since January 1992, Mr. Walsh has been managing the Mercury Service division. Mr. Walsh was appointed an Executive Vice President of Mercury in November 1990. Mr. Walsh has been employed by Mercury in various capacities since 1972.


EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid or accrued by the Company for the Chairman of the Board and Chief Executive Officer and for each of the four additional most highly compensated executive officers (collectively, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE



NAME AND             FISCAL       SALARY (2) ($)BONUS ($)       SECURITIES          LONG-TERM           ALL OTHER
PRINCIPAL           YEAR (1)                                    UNDERLYING         COMPENSATION     COMPENSATION (3)($)
POSITION                                                        OPTIONS (#)         PAYOUTS ($)
                                  ANNUAL COMPENSATION                  AWARDS PAYOUTS
                                                                    LONG-TERM COMPENSATION

Seymour Kahn         1996         350,000          248,000          -0-                -0-              15,737(4)
Chairman of          1995         300,000          408,000          -0-                -0-              14,362
the Board            1994         230,000          301,500          -0-                -0-               2,536

Joseph A.            1996         325,000           99,500          -0-                -0-                 493(5)
  Czyzyk             1995         325,000          136,000          -0-                -0-               2,030
Executive            1994         325,000             -0-           -0-                -0-                 388
Vice President

Randolph E.          1996         186,825          155,000          -0-                -0-                 407(6)
  Ajer               1995         184,000          258,000          -0-                -0-               1,382
Executive            1994         180,500          198,500          -0-                -0-                 388
Vice President

Kevin J.             1996         212,813             -0-           -0-                -0-                 248(7)
  Walsh              1995         210,000           40,000         -0-                 -0-               1,463
Executive            1994         198,375           75,000          -0-                -0-                 188
Vice President

William L.           1996         105,000             -0-           -0-                -0-                 425(8)
  Silva              1995         102,917           37,000          -0-                -0-                 410
Executive            1994         100,000           50,000          -0-                -0-                 200
Vice President


___________

(1) The period July 1, 1993 through June 30, 1994 is referred to as Fiscal Year 1994; the period July 1, 1994 through June 30, 1995 is referred to as Fiscal Year 1995; and the period July 1, 1995 through June 30, 1996 is referred to as Fiscal Year 1996.

(2) Includes and has been restated to include loan forgiveness with respect to Mercury financed purchases of Common Stock. See "Certain Transactions."

(3) Amounts reflected include Mercury's contributions to a 401(k) Plan maintained for the benefit of all employees and premiums paid for life insurance policies to the extent such policies are for the benefit of an executive officer's designated beneficiary.

(4) Consists of 401(k) contributions and life insurance premiums in the amounts of $200 and $15,537, respectively.

(5) Consists of 401(k) contributions and life insurance in the amounts of $200 and $293, respectively.

(6) Consists of 401(k) contributions and life insurance premiums in the amounts of $200 and $207, respectively.

(7)      Consists of life insurance premiums.

(8) Consists of 401(k) contributions and life insurance premiums in the amounts of $200 and $225, respectively.

         The following table sets forth information concerning options granted to the named executive officer who was granted options during fiscal 1996:


                     OPTION GRANTS IN THE LAST FISCAL YEAR


 --------------------------------------------------------------------------------------------------------------------

                                       Individual Grants                                      Potential Realizable
                                                                                                Value At Assumed
                                                                                                 Annual Rates of
                                                                                                  Stock Price
                                                                                                Appreciation for
                                                                                                  Option Term
 -------------------------------------------------------------------------------            -------------------------

                                           Percent of
                                             Total
                          Number of        Options          Exercise
                          Securities       Granted to          or
                          Underlying       Employees          Base
                          Options          in Fiscal         Price            Expiration
     Name                 Granted (#)        Year           ($/Sh)              Date            5%($)       10%($)

---------------------     ------------     -----------      ---------        ----------       ------        -------
Seymour Kahn (1)            36,300           45.2             4.59           8/21/2005        253,625       482,372
--------------------------------------------------------------------------------------------------------------------

(1) The options were granted to SKAI, a corporation wholly-owned by Seymour Kahn, in connection with SKAI facilitating a stock repurchase transaction with Grant Murray by waiving its rights to restrict the transfer of Mr. Murray's shares and as payment in full of all interest and remaining amounts due to SKAI in connection with the transaction. See "Certain Transactions". The options were granted outside the Company's 1990 Incentive Stock Option Plan but are otherwise subject to the terms and conditions of such plan. The options vested and became exercisable on October 17, 1996. At the discretion of the Compensation Committee, the exercise price may be paid with previously held shares of Common Stock valued at fair market value on the date of exercise.

         The following table sets forth information regarding option exercises during fiscal 1996, as well as the number and total of in-the-money options at June 30, 1996, for each of the named executive officers:


            AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND

                       FISCAL YEAR-END OPTION VALUES (1)


                       SHARES ACQUIRED
 NAME                  ON EXERCISE (#)     VALUE REALIZED ($)(2)(3)     EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
-----                  ---------------      ----------------------      -------------------------       -------------------------
                                                                                                               VALUE OF
                                                                               NUMBER OF                   UNEXERCISED IN-THE-
                                                                     UNEXERCISED OPTIONS AT FISCAL          MONEY OPTIONS AT
                                                                             YEAR-END (#)               FISCAL YEAR-END ($)(3)(4)
                                                                        --------------------------      ------------------------
 Seymour Kahn. . . . .     -0-                     -0-                       157,300/-0-(5)                  848,917/-0-(5)
 Joseph A. Czyzyk. . .     -0-                     -0-                        25,168/-0-                     155,613/-0-
 Randolph E. Ajer. . .     5,200                   40,034                     19,000/-0-                     115,403/-0-
 Kevin J. Walsh  . . .     -0-                     -0-                        24,200/-0-                     146,987/-0-
 William L. Silva  . .     -0-                     -0-                        30,250/-0-                     163,604/-0-

___________

(1)      As adjusted for a 10% stock dividend effective May 1, 1996.

(2) In accordance with the rules of the Securities and Exchange Commission, the amounts set forth in the "Value Realized" column of this table are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock on the exercise date. The amounts reported thus reflect the increase in the price of Mercury's common stock from the option grant date to the option exercise date, but do not necessarily reflect actual proceeds received upon option exercises.

(3) For purposes of this table, fair market value is deemed to be the average of the high and low Common Stock price reported by the American Stock Exchange Composite Transactions on the date indicated.

(4)      Based upon a fair market value of $7.9375 per share at June 30, 1996.

(5) Includes 36,300 options issued to SKAI, a corporation wholly-owned by Seymour Kahn.

EMPLOYMENT AGREEMENTS

         Mr. Kahn has an employment agreement with Mercury dated as of December 1, 1993 pursuant to which Mercury will employ him as Chairman of the Board and Chief Executive Officer for a three year period with automatic one year extensions at the end of each year unless either party terminates the agreement in writing prior to such renewal. Under the employment agreement, Mr. Kahn's annual compensation is $350,000 per year.


         If Mr. Kahn is disabled for more than six weeks while employed, his compensation will be reduced by 50%. If Mr. Kahn is disabled for more than twelve months, Mercury may terminate his employment with a severance payment equal to his salary for the lesser of one year or the remaining term of the employment agreement. If Mr. Kahn's employment is terminated without cause, Mercury will be obligated to pay him all amounts which would otherwise be paid to him over the remaining term of the employment agreement. Mr. Kahn may voluntarily terminate the employment agreement and receive all amounts which would otherwise be paid to him over the remaining term of the employment agreement if any of the following events occurs without Mr. Kahn's written consent, including: (i) any person gains sufficient control over the voting stock of Mercury so as to control Mercury or the election of a majority of the Board of Directors, (ii) Mercury is acquired by another entity, either through the purchase of Mercury's assets or stock or a combination thereof, or (iii) Mercury is merged or consolidated with another entity or reorganized, in a manner in which Mercury's present status, business or methods are changed. If Mr. Kahn dies during the term of the employment agreement, Mercury will pay to Mr. Kahn's estate the compensation which would otherwise be paid to Mr. Kahn through the end of the month in which he dies. In addition, Mercury will pay Mr. Kahn's estate or other designated beneficiary $2,250,000 upon his death. Relating to this obligation, Mercury has obtained a life insurance policy on Mr. Kahn's life in the amount of $2,025,000 which designates Mr. Kahn's wife as beneficiary to fund this payment.

         Mr. Kahn has agreed not to compete with Mercury within a radius of 300 miles from Mercury's present place of business for five years after the termination of the employment agreement. Mercury must make the severance payments required by the employment agreement for this non-competition agreement to be effective.

         Mr. Czyzyk has an employment agreement with Mercury, dated as of November 15, 1994, pursuant to which Mercury will employ him as its President/Chief Operating Officer and as the President of Mercury Air Cargo for a term ending on November 15, 1997, subject to automatic one-year extensions each successive November 15, unless either party gives 30 days' notice of non-renewal. The agreement provides that Mr. Czyzyk's tenure as President/Chief Operating Officer shall serve as a period of training and evaluation for appointment as Chief Executive Officer of Mercury, when and as such position may be vacated by Mr. Kahn, subject to the sole discretion and judgment of the Board of Directors. The agreement further provides for the continued nomination of Mr. Czyzyk to the Board of Directors of Mercury, so long as Mr. Czyzyk continues to serve as President/Chief Operating Officer.

         Mr. Czyzyk will receive an annual salary of $270,000 plus a bonus at the end of each fiscal year based on the following: (i) for fiscal 1996, in the event Mercury's operating income on a consolidated basis minus sales and general administrative expense and depreciation (EBIT) for that year exceeds the average of EBIT for fiscal 1994 and 1995, then Mr. Czyzyk shall be paid a bonus of 25% of his base compensation, under Part I of the Bonus Plan and 21/2% of the amount of which fiscal 1996 EBIT exceeds the average of EBIT for fiscal 1994 and 1995, under Part II of the Bonus Plan; and (ii) for fiscal years subsequent to fiscal 1996, Part I and Part II of the Bonus Plan remain in effect except that the threshold EBIT is based on a trailing average of EBIT for the prior three (3) fiscal years.

         In the event Mr. Czyzyk's employment is terminated for cause, Mr. Czyzyk will not be entitled to receive or be paid a bonus. In the event Mr. Czyzyk's employment is terminated without cause, Mercury will be obligated to pay Mr. Czyzyk the lesser of one year's base compensation or the base compensation that would otherwise be paid to him over the remaining term of the agreement, and a bonus for the fiscal year of termination in an amount which would otherwise be paid to him prorated over the days Mr. Czyzyk was employed by Mercury during the fiscal year of termination. "Cause" is defined in the employment agreement as misappropriation of corporate funds, negligence, Mr. Czyzyk's voluntary abandonment of his job (other than following a Change in Control) or a breach of the employment agreement. In the event of Mr. Czyzyk's death, Mr. Czyzyk's estate or beneficiary will be entitled to receive the death benefits of a $1,000,000 insurance policy, but all other obligations under his employment agreement will terminate and Mercury's only obligation will be to pay Mr. Czyzyk or his estate all accrued salary through the end of the month of his death. In the event of Mr. Czyzyk's disability (as determined by the Chief Executive Officer of Mercury), Mr. Czyzyk's base salary will be reduced by 50% during the period of disability. If Mr. Czyzyk is disabled for a period of more than 12 months (as determined by the Chief Executive Officer of Mercury), Mercury will be obligated to pay Mr. Czyzyk the same amount that would have been paid to Mr. Czyzyk if his employment was terminated without cause, except that all amounts paid to Mr. Czyzyk under any long-term disability insurance policy maintained by Mercury will be credited as if paid by Mercury to Mr. Czyzyk and after giving effect to any federal or state income tax savings resulting from the payment under a disability policy (as opposed to taxable salary). The employment agreement further provides that Mr. Czyzyk may terminate his employment following a "Change in Control", in which event Mr. Czyzyk will be entitled to be paid the lesser of one year's base compensation or the entire balance of his base compensation remaining to be paid to Mr. Czyzyk over the remaining term of the agreement. The agreement provides for a five-year post-employment, non-competition covenant.


CERTAIN TRANSACTIONS

         Pursuant to a Stock Purchase Agreement (the "First Stock Purchase Agreement") dated December 10, 1990 between Mercury, SK Acquisition, Inc., a Delaware corporation wholly-owned by Mr. Kahn ("SKAI"), Randolph E. Ajer, Kevin
J. Walsh, Grant G. Murray, a former full-time employee and Executive Vice President of Mercury, and Joseph A. Czyzyk (the "First Purchasers"), SKAI sold 121,000 shares of Common Stock (after adjustment for two 10% stock dividends) to each of Messrs. Ajer, Walsh, Murray and Czyzyk, at the price of $2.48 per share, with each purchaser paying a purchase price of $300,000, or an aggregate of $1,200,000. On December 10, 1990, the adjusted closing price of the Common Stock on the American Stock Exchange was $2.48 per share. Pursuant to a Stock Purchase Agreement (the "Second Stock Purchase Agreement", collectively, the First and Second Stock Purchase Agreements are hereinafter referred to as the "Stock Purchase Agreements") dated August 9, 1993 between Mercury, SKAI and William L. Silva, SKAI sold 121,000 shares of Common Stock (after adjustment for two 10% stock dividends) to Mr. Silva at a price of $2.48 per share, with Mr. Silva paying a total purchase price of $300,000. On August 9, 1993, the adjusted closing price of the Common Stock on the American Stock Exchange was $2.58 per share. Each of the First Purchasers and Mr. Silva (collectively, the "Purchasers") paid $30,000 cash at the closing of his purchase, or an aggregate of $150,000, and agreed to pay the remaining $270,000, or an aggregate of $1,350,000, over a period of five years from the date of purchase, together with interest at the rate of 10% per annum on the outstanding balance. The purchase price owed to SKAI is secured by a first security interest in the Common Stock sold to each Purchaser and each such loan is non-recourse. Each Purchaser has given SKAI an irrevocable proxy to vote the Common Stock purchased by him for all purposes until the purchase price for his Common Stock has been paid in full.

         As part of the Stock Purchase Agreement, Mercury has agreed to loan the principal balance of the unpaid purchase price to each of the Purchasers during the five-year payment period as each payment is required to be made on March 1, June 1, September 1 and December 1 of each year until the principal amount owed by each Purchaser is paid in full, which occurred in April, 1996, with respect to the First Purchasers and will occur by the end of 1998, with respect to Mr. Silva. Such loans are non-recourse, bear no interest, and are secured by a second security interest in the purchased stock. The Purchasers have each agreed to pay their own interest on the balance of the purchase price due SKAI from personal funds. Commencing March 1, 1994, and annually thereafter, for each of the First Purchasers who remain employed by Mercury, one-fifth of his loan will be forgiven. For each First Purchaser who remains employed by Mercury through March 1, 1998, his loan will be forgiven in full, his shares of Common Stock will be owned without any further lien in favor of Mercury or SKAI and the proxy granted to SKAI will expire by its terms. Commencing January 1, 1997, and annually thereafter, for Mr. Silva if he remains employed by Mercury, one-fifth of his loan will be forgiven. If Mr. Silva remains employed by Mercury through January 1, 2001, his loans will be forgiven in full, his shares of Common Stock will be owned without any further lien in favor of Mercury or SKAI and the proxy granted to SKAI will expire by its terms.

         During fiscal 1996, Mercury loaned an aggregate of $202,500 to the First Purchasers and Mr. Silva which was used to make the September 1995 through March 1996 payments to SKAI. Amounts outstanding on the loans made by the Company as of June 30, 1996 and September 30, 1996 were as follows: Mr. Ajer $108,000, Mr. Walsh $108,000, Mr. Czyzyk $108,000 and Mr. Silva $135,000.
The maximum amounts outstanding on the loans made by the Company during fiscal 1996 were as follows: Mr. Ajer $162,000, Mr. Walsh $162,000, Mr. Czyzyk $162,000 and Mr. Silva $135,000.

         During fiscal 1996, Mercury loaned Mr. Ajer and Mr. Walsh $19,143 each, which was used to pay withholding taxes associated with the loan forgiveness under the First Stock Purchase Agreement. Such loans bear no interest and are being repaid through ratable payroll deductions over a one-year period.

         On August 1, 1995, Grant G. Murray and Mercury entered into an agreement ("Agreement") in connection with the termination of Mr. Murray's employment. The Agreement provided for the payment to Mr. Murray by Mercury of the sum of $275,000, payable $75,000 upon execution of the Agreement followed by quarterly payments of $50,000 on November 1, 1995, February 1, 1996, May 1, 1996 and August 1, 1996.

         In consideration for the payment of $275,000, Mr. Murray transferred to Mercury 121,000 shares acquired by him pursuant to the First Stock Purchase Agreement and returned all stock options held by him. The Agreement also provided (i) for the forgiveness of all debts or loans owed by Mr. Murray to Mercury ($178,000); (ii) for Mr. Murray to procure new business for Mercury and to receive as compensation a percentage of net margins realized on such new business; (iii) for Mr. Murray not to compete with Mercury or its affiliates until August 1, 1996; (iv) for the continuation of medical insurance for Mr. Murray through December, 1995; (v) for a release by Mr. Murray of all claims against Mercury, including his claim with respect to an accrued bonus of $60,000; and (vi) for a release by Mercury of all claims against Mr. Murray. In consideration for SKAI's facilitating the stock repurchase transaction by waiving its right to restrict the transfer of Mr. Murray's shares, and as payment in full of all interest and remaining amounts due to SKAI in connection with the purchase transaction, Mercury agreed to pay SKAI the amount of $100,000 in the form of options to purchase 36,300 shares of Mercury's Common Stock. Such options were granted on April 30, 1996 at an exercise price of $4.59 ($2.75 below the closing price of Mercury's Common Stock on the American Stock Exchange as of August 24, 1995, the date the Board approved the transaction), and vested and became exercisable on October 17, 1996. Based on the consideration paid by Mercury to Mr. Murray, the effective per share price paid by Mercury for the 121,000 shares acquired from Mr. Murray, including the

$100,000 in options paid to SKAI was approximately $4.57. (All per share and number of share data has been adjusted for the two 10% stock dividends).

         Mercury has Indemnity Agreements with each of its directors and executive officers which require Mercury, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers, employees or agents of Mercury, and, under certain circumstances, to advance their expenses incurred as a result of proceedings brought against them. In order to be entitled to indemnification, the executive officer or director must have acted in a manner reasonably believed to be in, or not opposed to, the best interests of Mercury and, with respect to a criminal matter, in a manner which he had no reason to believe was illegal.


COMPENSATION OF DIRECTORS

         During fiscal 1996, directors who were not employees of the Company were paid $1,000 per meeting with an annual minimum of $7,500 in fees paid in advance on the annual meeting date. Directors were also reimbursed for their travel, meals, lodging and out-of-pocket expenses incurred in connection with attending Board meetings. In addition, during fiscal 1996 and continuing through fiscal 1997, the law firm of McBreen, McBreen & Kopko, of which Mr. Kopko is a partner, has been providing legal services to the Company at its standard billing rates. See "Compensation Committee Interlocks and Insider Participation."


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee consists of Messrs. List and Kopko and Dr. Fagan. During fiscal 1996, the Company paid $147,000 to the law firm of McBreen, McBreen & Kopko for legal services.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

         This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing made by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

         Under the rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's Chairman of the Board and Chief Executive Officer, Mr. Kahn, and the four other most highly compensated executive officers, Messrs. Czyzyk, Ajer, Walsh and Silva. The disclosure requirements for the named executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION PHILOSOPHY

         This report reflects the Company's compensation philosophy as endorsed by the Compensation Committee and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting this report. The Compensation Committee determines salary and bonus amounts, other award levels and benefits for all executive officers of the Company. In connection with its decisions, the Compensation Committee reviews and considers the written recommendations of the Company's Chairman of the Board and Chief Executive Officer, Mr. Kahn. As described below, a large portion of Mr. Kahn's compensation is based on the earnings of the Company and Mr. Kahn is a significant shareholder of the Company. Accordingly, the Compensation Committee believes that Mr. Kahn's recommendations are consistent with the Compensation Committee's philosophy of encouraging earnings growth and strategic decisions designed to maximize shareholder return.

         The executive compensation programs of the Company have been designed to:

         - Embody a pay for performance policy where compensation amounts are affected by corporate, operating unit and individual performance as measured by earnings;

         - Motivate key senior executives to achieve strategic business initiatives and reward them for their achievements;

         - Provide compensation opportunities which are, in the judgment of the Compensation Committee, comparable to those offered by other leading companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

         - Align the interest of executives with long-term interests of the shareholders through common stock ownership and stock option programs.


COMPENSATION MECHANISMS

         At present, the executive compensation program is comprised of salary, annual cash bonus programs, long-term incentive opportunities in the form of Company financed stock ownership opportunities and stock options and other benefits typically provided to executives by major corporations.

         Executive officer salaries are determined based on individual performance, position, tenure, salary history, internal comparability considerations and in some instances the results of arm's length negotiations in connection with the start-up of a new operating unit. In determining salaries, the Compensation Committee uses the personal knowledge of its members regarding compensation levels for similar positions at other companies generally. No peer group or other salary surveys were undertaken to determine salaries at comparable companies. For each executive officer, a significant portion of total compensation is a bonus based on the earnings of the Company or the specific operating unit for which he has profit and loss statement responsibility. As a result, an executive officer's compensation can vary substantially from year-to-year based on the Company's or a specific operating unit's earnings performance. For fiscal 1996 and 1997, the bonus for executive officers with operating unit responsibility was/will be based on an individual's success in exceeding the budgeted earnings for his operating unit. The budgeted earnings for each unit are based on a comprehensive review of unit operations conducted by Messrs. Kahn, Czyzyk, and Ajer and the responsible executive officer at the start of each fiscal year and are subject to approval by the Board of Directors. During the budget process, Messrs. Kahn, Czyzyk, and Ajer focus on challenging each executive officer to attain revenue growth and cost savings for his operating unit. As described below, the bonus plan for Messrs. Kahn, Czyzyk, and Ajer is based on exceeding the Company's average earnings for the prior three years, encouraging Messrs. Kahn, Czyzyk, and Ajer to budget for aggressive growth. The Compensation Committee also retains discretion to reward exceptional achievement through discretionary bonuses. During fiscal 1996, the Compensation Committee did not award any discretionary bonuses.

         Each of the Company's executive officers is also compensated in part through Company financed common stock ownership and stock options. The Company currently has in place the 1990 Long-Term Incentive Plan which provides for stock option grants to key employees (other than Mr. Kahn) at the current fair market value on the date of grant. Each of the Company's executive officers currently holds options granted under the plan. Option awards to each executive officer have been based on the executive's level of responsibility, past performance and internal comparability considerations. In addition, the Company is currently financing the purchase of 121,000 shares of Common Stock at $2.48 per share for each executive officer (other than Mr. Kahn). The shares are being or were purchased from SKAI, a corporation wholly-owned by Mr. Kahn. Subject to continued employment, each executive officer will have fully-paid for the Common Stock and all loans made by the Company to facilitate the stock purchase will be forgiven seven years from the date of the purchase. In addition to serving as a compensation device, the stock purchase program was designed to insure an orderly transition in control of the Company, to avoid excessive dilution and to some degree to maintain internal comparability in officer compensation. As a result of the stock options and company financed stock purchases, each executive officer has a strong incentive to continue his association with the Company and to enhance the value of the Company's equity securities in the long-term.

         During fiscal 1996, the executive officers requested assistance in paying taxes associated with the annual forgiveness of the stock purchase loans. The Compensation Committee determined that each executive vice president should invest in his own future and the Company by personally bearing the taxes associated with the loan forgiveness. The Compensation Committee agreed, however, to somewhat mitigate the cash flow effects of the withholding for taxes by providing annual, interest-free loans to be paid back from bonus or payroll deductions. See "Certain Transactions."


FISCAL 1996 COMPENSATION DECISIONS FOR THE CHAIRMAN OF THE BOARD

         Mr. Kahn has an employment agreement with the Company dated as of December 1, 1993 pursuant to which Mercury will employ him as Chairman of the Board and Chief Executive Officer for a three year period with automatic one year extensions at the end of each year unless either party terminates the agreement in writing prior to such renewal. Mr. Kahn's annual compensation has been set by the Compensation Committee at $350,000 per year. The Compensation Committee based Mr. Kahn's compensation primarily on the salary of the officer holding the next highest position in the Company. Based on the improvement in the Company's profitability, the favorable performance of the Company's common stock, Mr. Kahn's individual performance and leadership within the Company, and the longevity of his service to the Company, the Committee determined that an approximate 30% differential between Mr. Kahn's salary and the salary of the officer holding the next highest position was appropriate. The Committee's decision with respect to Mr. Kahn's salary was not based on any quantitative measure of the Company's profitability or the performance of the Common Stock but rather a subjective determination that the improvements in profitability and stock performance were of sufficient magnitude to merit the 30% salary differential.

         A cash bonus plan for Mr. Kahn was approved by the Board of Directors in November 1990 (commencing fiscal 1991). The Compensation Committee continued the bonus plan during fiscal 1996 and will continue the bonus plan during fiscal 1997. The two-part bonus plan is based on earnings before interest and taxes ("EBIT") of the Company for the year in which the bonus is calculated. Under Part I of the bonus plan, if the bonus year's EBIT meets or exceeds the trailing three-year EBIT average, Mr. Kahn is entitled to a bonus equal to 25% of his salary. For years where EBIT falls below the trailing three-year average, any bonus paid to Mr. Kahn is solely at the discretion of the Compensation Committee. Under Part II of the bonus plan, an additional bonus is paid to Mr. Kahn in an amount equal to 6.67% of any increase in the bonus year's EBIT level over the trailing three-year average EBIT level.

         For fiscal 1996, Mr. Kahn earned a bonus in the amount of $275,500 under the bonus plan. At Mr. Kahn's request, the Compensation Committee, however, re-allocated $27,500 of Mr. Kahn's earned bonus, as a special bonus for Mr. Ajer, and paid Mr. Kahn a bonus of $248,000. Mr. Kahn made this request based on his personal appreciation of Mr. Ajer's over-all contribution to the Company. The Compensation Committee felt Mr. Kahn's perceptions regarding merit and personal generosity should be respected.


OTHER EXECUTIVE OFFICER COMPENSATION

         Mr. Czyzyk is compensated pursuant to an employment agreement described under "Employment Agreements." A cash bonus plan for Mr. Ajer was approved by the Board of Directors in November 1990 (commencing fiscal 1991). The Compensation Committee continued the bonus plan during fiscal 1996 and will continue the bonus plan during fiscal 1997. As with Mr. Kahn, the two-part bonus plan is based on EBIT of the Company for the year in which the bonus is calculated. Under Part I of the bonus plan, if the bonus year's EBIT meets or exceeds the trailing three-year EBIT average, Mr. Ajer is entitled to a bonus equal to 25% of his salary. For years where EBIT falls below the trailing three-year average, any bonus paid to Mr. Ajer is solely at the discretion of the Compensation Committee. Under Part II of the bonus plan, an additional bonus is paid to Mr. Ajer in an amount equal to 3.33% of any increase in the bonus year's EBIT level over the trailing three-year average EBIT level. For fiscal 1996, Mr. Ajer earned a bonus in the amount of $127,500 under the bonus plan. Due to the reallocation of $27,500 of Mr. Kahn's bonus, as described above, Mr. Ajer was paid a total bonus of $155,000.


COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162(m) of the Internal Revenue Code, generally disallows a tax deduction to public companies for annual compensation over $1 million paid to a corporation's chief executive officer and four other most highly compensated individuals. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Because the current compensation levels of the Company's executive officers are well below the $1 million threshold, the Compensation Committee has not determined what steps are required to structure qualifying performance-based compensation and whether or not the required steps would be in the best interest of the Company.

                                                  Compensation Committee Members

                                                   Robert L. List
                                                   Frederick H. Kopko, Jr.
                                                   Dr. Philip J. Fagan, Jr.

                         STOCK PRICE PERFORMANCE GRAPH

         The Stock Price Performance Graph set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing made by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

         The graph below compares cumulative total return of Mercury Air Group, Inc., the AMEX Market Value and the S & P Transportation Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG MERCURY AIR GROUP, THE AMEX MARKET VALUE INDEX
                        AND THE S&P TRANSPORTATION INDEX

                                        AMEX
  MEASUREMENT PERIOD       MERCURY     MARKET          S&P
(FISCAL YEAR COVERED)     AIR GROUP    VALUE     TRANSPORTATION
       6/91                 100         100           100
       6/92                  52         106           122
       6/93                 121         121           139
       6/94                 172         118           144
       6/95                 296         140           159
       6/96                 312         161           199

* $100 Invested on 06/30/91 in Stock or Index, including reinvestment of dividends. Fiscal year ending June 30.

                             SECTION 16 DISCLOSURE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.


             INFORMATION RELATING TO INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for fiscal year 1996 were Deloitte & Touche and the Board of Directors of the Company has selected Deloitte & Touche as the Company's independent public accountants for fiscal year 1997. Representatives of Deloitte & Touche are expected to be present at the Meeting and will have an opportunity to respond to appropriate questions and to make a statement if they desire to do so.


                           ANNUAL REPORT ON FORM 10-K

         Any shareholder of record on October 25, 1996 may request at no cost to such shareholder a copy of the Annual Report on Form 10-K filed with the Securities and Exchange Commission by mailing such request to Randolph E. Ajer, Secretary, Mercury Air Group, Inc., 5456 McConnell Avenue, Suite 100, Los Angeles, California 90066. Such request must indicate the name of the shareholder, the amount of shares held on October 25, 1996 and the address to which the Form 10-K is to be sent.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Any shareholder proposal intended to be presented at the Company's next annual meeting must be received by Randolph E. Ajer, the Secretary of the Company, at 5456 McConnell Avenue, Suite 100, Los Angeles, California 90066, no later than June 30, 1997 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting.

                                 OTHER MATTERS

         Management knows of no other matter to be presented at the Meeting which are proper subjects for action by the shareholders. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

         The Annual Report to Shareholders of the Company for the fiscal year ended June 30, 1996 was recently transmitted to the shareholders of the Company. Except to the extent that portions of such report are specifically referenced in this Proxy Statement, such report is not to be regarded as proxy soliciting material and is not incorporated in this Proxy Statement.

                                              By Order of the Board of Directors

                                              Randolph E. Ajer

                                              Secretary

Los Angeles, California

October 28, 1996

                            MERCURY AIR GROUP, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS

         The undersigned shareholder of Mercury Air Group, Inc., a New York corporation (the "Company"), acting under the New York General Corporation Law, hereby constitutes and appoints Seymour Kahn and Randolph E. Ajer, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on December 12, 1996 at 10:00 a.m., Pacific Standard Time, at the Company's headquarters located at 5456 McConnell Avenue, Suite 100, Los Angeles, California 90066 and at any adjournments thereof, and in connection therewith to vote and represent all of the shares of Common Stock of the Company which the undersigned would be entitled to vote, as specified on the reverse side.

         Said attorneys and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to matters incident to the conduct of the Meeting; matters presented at the Meeting but which are not known to the Board of Directors at the time of the solicitation of this Proxy; and with respect to the election of any person as a director if a bona fide nominee for that office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

                  IMPORTANT - - PLEASE SIGN ON THE OTHER SIDE

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.





PROPOSAL 1.   Election of Directors:   Seymour Kahn, Joseph A. Czyzyk,
                                       Dr. Philip J. Fagan, Jr., Frederick
                                       H. Kopko, Jr., William G. Langton
                                       and Robert L. List.




/ /      FOR ALL NOMINEES (EXCEPT AS MARKED TO THE CONTRARY BELOW).

/ /      WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES.


INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space provided.__________________________________


A majority of the above-named proxies present at the Meeting, either in person or by substitute (or if only one thereof shall be present and act, then that one), shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by this undersigned above. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ABOVE.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement and a copy of the Company's Annual Report to Shareholders for the year ended June 30, 1996.

DATE: ________________________________________________

SHAREHOLDERS SIGNATURE(S)

------------------------------------------------------

------------------------------------------------------

IMPORTANT. Sign your name or names on the signature line in the same way it is stenciled on this proxy.